UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2015, MFRI, Inc. ("Company") executed the First Amendment ("Amendment") to the Credit and Security Agreement by and among BMO Harris Bank, N.A., the Registrant, and its subsidiaries Midwesco Filter Resources, Inc., Perma-Pipe, Inc., TC Niles Corporation, TDC Filter Manufacturing, Inc., MM Niles Corporation, and Perma-Pipe Canada, Inc. The Amendment allows the Company to purchase up to $2,000,000 of its outstanding shares of common stock on or prior to December 31, 2015.

Item 7.01. Regulation FD Disclosure

On February 5, 2015, the Company issued a press release reporting that its Board of Directors approved a share repurchase program which authorizes the Company to purchase up to $2,000,000 of its outstanding shares of common stock. Share repurchases may be executed through open market or in privately negotiated transactions, on or prior to December 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Exhibit No.    Description
99.1        Press Release Dated February 5, 2015.

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The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 10, 2015	MFRI, INC. By: /s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)